EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

BT Brands, Inc. and Subsidiaries:

We have issued or report dated April 13, 2020, with respect to the consolidated financial statements BT Brands, Inc. and Subsidiaries included in the annual report on the Form 10K for the years ended December 29, 2019 and December 30, 2018. We hereby consent to the incorporation by reference of said report in the Registration Statement of BT Brands, Inc. on Form S-8 (File No. 333-235381, effective December 6, 2019).

/s/ Boulay PLLP

Minneapolis, Minnesota
April 13, 2020